EXHIBIT 11
                                TSI INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS




                                          Three Months Ended December 31    Nine Months Ended December 31
                                          ------------------------------    -----------------------------

                                                     1999           1998           1999           1998
                                                     ----           ----           ----           ----
BASIC

Weighted average common shares
 outstanding                                   11,335,545     11,263,270     11,270,736     11,353,498
                                              -----------    -----------    -----------    -----------

Net earnings                                  $ 7,980,550    $ 1,913,231    $12,992,288    $ 5,391,238
                                              -----------    -----------    -----------    -----------
Basic earnings per common share               $       .70    $       .17    $      1.15    $       .47
                                              ===========    ===========    ===========    ===========

DILUTED

Weighted average common shares
 outstanding                                   11,335,545     11,263,270     11,270,736     11,353,498

Dilutive effect of employee stock options,
 and purchase awards--based on the
 treasury stock method                            253,382        161,053        274,311        170,402
                                              -----------    -----------    -----------    -----------

Weighted average common shares
 outstanding and dilutive shares               11,588,927     11,424,323     11,545,047     11,523,900
                                              -----------    -----------    -----------    -----------

Net earnings                                  $ 7,980,550    $ 1,913,231    $12,992,288    $ 5,391,238
                                              -----------    -----------    -----------    -----------
Diluted earnings per common share             $       .69    $       .17    $      1.13    $       .47
                                              ===========    ===========    ===========    ===========

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